UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 20, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

Section 3 – Securities and Trading Markets

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Offers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 – Financial Statements and Exhibits.

Signature

Exhibit Index

Exhibit 10.1. Written Agreement dated November 21, 2008 between the Federal Reserve Bank of Kansas City and Team Financial, Inc., Paola, Kansas.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2008, Team Financial, Inc. (the “Company”), along with the Company’s wholly owned subsidiaries, Post Bancorp, Inc. and Team Financial Acquisition Subsidiary, Inc., (collectively referred to as the “Companies”) entered into a Written Agreement (the “Written Agreement”) with the Federal Reserve Bank of Kansas City (the “Federal Reserve Bank”). The Company has announced previously that it expected to enter into an agreement with the Federal Reserve Bank. Among other things, the Written Agreement provides that the Company will not declare or pay any dividends, take dividends from TeamBank, N.A. or Colorado National Bank (the “Banks”), distribute any interest, principal or other sums on subordinated debentures or trust preferred securities, incur, increase, or guarantee any debt or purchase or redeem any shares of Company stock without prior written approval of the Reserve Bank. Within 60 days, the Companies must also provide an acceptable written capital plan to maintain sufficient capital at the consolidated organization and at each of the Banks and a written statement of cash flow projections for 2009. The Written Agreement also stipulates that the Companies will not increase or materially modify any current service fee agreement or calculation between the Companies and the Banks without prior written approval of the Federal Reserve Bank. The Companies must also submit quarterly progress reports to the Federal Reserve Bank detailing the Company’s actions and progress in complying with the Written Agreement. The foregoing description of the Written Agreement is qualified in its entirety by reference to the terms of the Written Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Company expects to work with the Federal Reserve Bank in seeking to meet the requirements of the Written Agreement.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.01 – NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As a result of not filing its Periodic Report on Form 10-Q for the period ended September 30, 2008, the Company received a Nasdaq Staff Deficiency Letter on November 20, 2008 indicating that the Company fails to comply with the requirement(s) for continued listing set forth in Marketplace Rule 4310(C)(14). Pursuant to Nasdaq rules, the Company intends to provide Nasdaq with a plan to regain compliance no later than January 20, 2009, with which the Company will request an exception of the non-compliance. The Company intends to file the delinquent report in the near future and also intends to make a public announcement regarding this notice of failure to satisfy a continued listing standard.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 26, 2008 the Board of Directors appointed Sandra J. Moll as Principal Executive Officer of the Company, effective November 1, 2008. Moll has served as the Interim President of TeamBank, N.A. since September 19, 2008 and also serves as a Director of the Company and as the Company’s Chief Operating Officer. Moll has served as an Executive Vice President, Operations of Team Financial, Inc. for 4 years and Executive Vice President and Chief Operations Officer for TeamBank, N.A., a $646 million wholly-owned subsidiary of Team Financial, Inc., for 8 years, and has 19 years of cumulative banking experience, including operations, lending and retail functions within the banking industry. She holds a Bachelor of Science Degree from Missouri Southern State College, attended the Graduate School of Banking at Colorado and also attended the MBA program at the University of Kansas. Moll did not receive any changes to her compensation as a result of the appointment. Moll’s husband, David Moll is also employed by the Company as Director of Information Technology.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of businesses acquired:

Not applicable.

(b)   Pro forma financial information:

Not applicable.

(c)   Shell company transactions:

Not applicable.

(d)   Exhibits:

Exhibit 10.1 Written Agreement dated November 21, 2008 between the Federal Reserve Bank of Kansas City and Team Financial, Inc., Paola, Kansas.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

By:	/s/ Bruce R. Vance

Bruce R. Vance,
Chief Financial Officer

Date: November 26, 2008

Exhibit Index

Exhibit No.	Description
10.1	Written Agreement dated November 21, 2008 between the Federal Reserve Bank of Kansas City and Team Financial, Inc., Paola, Kansas.